UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 2, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.
On July 2, 2015, Invacare Continuing Care, Inc. ("ICC"), a Missouri Corporation and wholly-owned subsidiary of Invacare Corporation, an Ohio corporation (the “Company”), completed the sale (the "Transaction") of all the issued and outstanding membership interests of Dynamic Medical Systems, LLC, a Nevada limited liability company, and Invacare Outcomes Management, LLC, a Delaware limited liability company, each a wholly-owned subsidiary of ICC (“collectively the Rental Subsidiaries”), pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) among the Company, ICC and Joerns Healthcare Parent, LLC, a Delaware limited liability company (the “Purchaser”).
Upon the closing of the Transaction, the price paid to ICC for the Rental Subsidiaries was approximately $15,500,000 in cash, which is subject to certain post-closing adjustments required by the Purchase Agreement. The Company estimates net proceeds from the Transaction are approximately $13,700,000, net of taxes and expenses.
The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Purchase Agreement.
The parties to the Transaction have made customary representations, warranties and covenants. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.
At the closing of the Transaction, the parties entered into a supply agreement pursuant to which the Company and ICC will sell products to the Rental Subsidiaries for a period of six months following the Transaction and a transition services agreement under which the parties agreed to provide certain transitional services with respect to the Rental Subsidiaries' respective businesses following the Transaction. In addition, under the Purchase Agreement, the Company agreed, for a period of three years, to certain non-competition obligations with respect to the Rental Subsidiaries and certain non-solicitation obligations with respect to the employees of the Rental Subsidiaries. The Purchase Agreement clarifies that the non-competition obligations are not intended to restrict the Company's ability to develop, market, sell and secure medical equipment to healthcare facilities or to parties engaged in the business of renting medical equipment to healthcare facilities.
Neither the Company nor any of its affiliates have had a material relationship with the Purchaser, other than in respect of the Purchase Agreement.
A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.
A press release announcing the Transaction was issued by the Company on July 2, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement among Invacare Continuing Care, Inc., Invacare Corporation and Joerns Healthcare Parent, LLC, dated July 2, 2015. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press Release, dated July 2, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: July 6, 2015	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement among Invacare Continuing Care, Inc., Invacare Corporation and Joerns Healthcare Parent, LLC, dated July 2, 2015. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press Release, dated July 2, 2015